Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--224, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-51841 of our opinion dated March 3, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 12, 2000